EXHIBIT 21.1
GRANITE POINT MORTGAGE TRUST INC.
Subsidiaries of Registrant

Name	Jurisdiction of Organization
GP Commercial CB LLC	Delaware
GP Commercial CIBC LLC	Delaware
GP Commercial GS Holdings LLC	Delaware
GP Commercial GS Issuer Holdings LLC	Delaware
GP Commercial GS Issuer LLC	Delaware
GP Commercial GS LLC	Delaware
GP Commercial Holdings LLC	Delaware
GP Commercial Investment Corp.	Delaware
GP Commercial JPM Holdings LLC	Delaware
GP Commercial JPM LLC	Delaware
GP Commercial Mortgage LLC	Delaware
GP Commercial MS Holdings LLC	Delaware
GP Commercial MS LLC	Delaware
GP Commercial WF Holdings LLC	Delaware
GP Commercial WF LLC	Delaware
GP SPE Loan Party LLC	Delaware
GPMT 2018-FL1 LLC	Delaware
GPMT 2018-FL1, Ltd.	Cayman Islands
GPMT 2019-FL2 LLC	Delaware
GPMT 2019-FL2, Ltd.	Cayman Islands
GPMT 2021-FL3 LLC	Delaware
GPMT 2021-FL3, Ltd.	Cayman Islands
GPMT 2021-FL4 LLC	Delaware
GPMT 2021-FL4, Ltd.	Cayman Islands
GPMT CLO Holdings LLC	Delaware
GPMT CLO REIT Holdings LLC	Delaware
GPMT CLO REIT LLC	Delaware
GPMT Collateral Manager LLC	Delaware
GPMT Seller LLC	Delaware
Granite Point Operating Company LLC	Delaware